                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12

                       National Service Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

On April 10, 2003, the Registrant issued the following press release:


                                                                      [NSI LOGO]

PRESS RELEASE
                                                     Investor Relations Contact:
                                                     Chester J. Popkowski (Chet)
                                                          Senior Vice President,

                                          Chief Financial Officer, and Treasurer
                                                                  (404) 853-1205
                                               Web site: www.nationalservice.com


                                 April 10, 2003


                                       NSI

                                      ----

        NATIONAL SERVICE INDUSTRIES ANNOUNCES FILING OF PRELIMINARY PROXY
                          STATEMENT FOR PROPOSED MERGER

                                      ----

         ATLANTA - National Service Industries, Inc. (NYSE: NSI) today announced it has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) for a special meeting of stockholders to be held to consider the previously announced definitive merger agreement that provides for the acquisition of NSI by an affiliate of California Investment Fund, LLC.

         Pursuant to the agreement, each outstanding share of NSI common stock will be converted into the right to receive $10.00 in cash. The closing of the transaction is subject to the approval of the NSI stockholders, the receipt of certain financing, and other customary conditions. The preliminary proxy statement contains important information regarding these conditions and the transaction in general.

         Once the preliminary proxy statement is cleared by the SEC, NSI will mail a definitive proxy statement to its stockholders of record. The date of the special meeting of stockholders and the record date for the meeting will be specified in the definitive proxy statement. For stockholders' general information, the preliminary proxy statement is available from the SEC's website at www.sec.gov or NSI's website at www.nationalservice.com.

         National Service Industries, Inc., with fiscal year 2002 sales of $530 million, has two business segments -- textile rental and envelopes.

                                      * * *

         Certain information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain and involve risks. Statements that are not historical facts, including statements about management's estimates, beliefs and expectations, are forward-looking statements. These statements include, among others, statements regarding the expected filing of a definitive proxy statement relating to the merger transaction with California Investment Fund, LLC. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, the timely satisfaction of the conditions set forth in the merger agreement, including the receipt of all necessary financing to complete the merger. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond NSI's ability to control or predict. Such factors include, but are not limited to, delays in the receipt of necessary financing and third party and governmental consents to complete the merger. NSI does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

                                      * * *

         In connection with NSI's solicitation of proxies with respect to its special meeting of stockholders concerning the proposed merger, NSI will file a definitive proxy statement with the SEC and furnish NSI stockholders with a copy of the definitive proxy statement. NSI stockholders will be able to obtain a free copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. NSI stockholders may also obtain a free copy of the definitive proxy statement and other documents (when available) by directing a request by mail or telephone to National Service Industries, Inc., 1420 Peachtree Street, Atlanta, Georgia 30309, Attention: Investor Relations, Telephone: (404) 853-1228.

         AS IN ALL PROXY MATTERS, THE DEFINITIVE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. NSI STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

         NSI and its directors may be deemed to be "participants" in the solicitation of proxies from NSI stockholders in favor of the merger agreement. Information regarding the persons who may be considered "participants" in the solicitation of proxies is set forth in the preliminary proxy statement referenced above and will be set forth in the definitive proxy statement.